As filed with the Securities and Exchange Commission on January 2, 2019
Registration No. 333‑227367

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-3
TO REGISTRATION STATEMENT
ON FORM S-4
UNDER
THE SECURITIES ACT OF 1933

Synovus Financial Corp.
(Exact name of registrant as specified in its charter)

Georgia	58-1134883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
 (706) 649-2311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allan E. Kamensky
Executive Vice President, General Counsel and Secretary
c/o Synovus Financial Corp.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
(706) 649-2311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Lee Meyerson, Esq. Elizabeth Cooper, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Mark C. Kanaly, Esq. Kyle G. Healy, Esq. Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $1.00 per share(1)(2)	912,670	N/A	N/A	(3)
(1)

This Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4 relates to shares of common stock, par value $1.00 per share (“Synovus common stock”), of Synovus Financial Corp. (the “Registrant”) that may be issued upon the exercise of certain warrants initially issued by FCB Financial Holdings, Inc. (f/k/a Bond Street Holdings LLC) (“FCB”) and assumed by the Registrant in connection with the merger of Azalea Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of the Registrant, with and into FCB, with FCB as the surviving corporation, and the subsequent merger of FCB with and into the Registrant, with the Registrant as the surviving corporation.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Synovus common stock that may become issuable in respect of the securities identified in the table above by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar transaction which results in an increase in the number of outstanding shares of Synovus common stock.

(3)
All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of the Registrant’s original registration statement on Form S-4 (File No. 333-227367) filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2018, to which this Post-Effective Amendment No. 2 relates. Accordingly, no additional filing fee is required. See “Explanatory Note.”

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Synovus Financial Corp. (“Synovus”, the “Registrant”, “we”, “us” or “our”) hereby amends its Registration Statement on Form S-4 (No. 333-227367) originally filed on September 14, 2018, as amended by Pre-Effective Amendment No. 1 filed on October 25, 2018 and Post-Effective Amendment No. 1 filed on January 2, 2019 (as amended, the “Form S-4”), by filing this Post–Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4 (the “Post-Effective Amendment”).

Pursuant to the Agreement and Plan of Merger by and among Synovus, Azalea Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Synovus (“Merger Sub”), and FCB Financial Holdings, Inc., a Delaware corporation (“FCB”), dated July 23, 2018 (the “Merger Agreement”), effective as of January 1, 2019, Merger Sub merged with and into FCB, with FCB as the surviving corporation (the “Merger”).  Immediately following the Merger, FCB (as the surviving corporation of the Merger) merged with and into Synovus, with Synovus as the surviving corporation.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each warrant to purchase a share of Class A common stock, par value $0.001 per share, of FCB (the “FCB Class A common stock”), that was outstanding immediately prior to the effective time of the Merger was converted into a warrant to purchase (i) the same amount and kind of securities, cash or property as the holder of such warrant would have been entitled to receive upon the consummation of the Merger if such holder had exercised such warrant immediately prior to the Merger (which, for the avoidance of doubt, shall equal that number of whole shares of Synovus common stock (rounded down to the nearest whole share) equal to the product of (A) the total number of shares of FCB Class A common stock subject to such warrant immediately prior to the effective time of the Merger multiplied by (B) an exchange ratio of 1.055) (ii) at an exercise price as set forth in such warrant, in each case in accordance with the terms of such warrant applicable immediately prior to the effective time of the Merger.

The Registrant hereby amends the Form S-4 by filing this Post-Effective Amendment, which relates to the issuance of an aggregate of 912,670 shares of Synovus common stock issuable upon the exercise of the warrants pursuant to the terms of such warrants. All such shares of Synovus common stock underlying such warrants were originally registered by Synovus on the Form S-4, which became effective on October 29, 2018, but the issuance of such shares of Synovus common stock shall be pursuant to this Post-Effective Amendment.

PROSPECTUS

912,670 Shares of Common Stock Underlying Warrants

Pursuant to the Agreement and Plan of Merger by and among us, Azalea Merger Sub Corp., a Delaware corporation and our direct, wholly owned subsidiary (“Merger Sub”), and FCB Financial Holdings, Inc., a Delaware corporation (“FCB”), dated July 23, 2018 (the “Merger Agreement”), effective as of January 1, 2019, Merger Sub merged with and into FCB, with FCB as the surviving corporation (the “Merger”).  Immediately following the Merger, FCB (as the surviving corporation of the Merger) merged with and into us, with us as the surviving corporation.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each warrant (an “FCB warrant”) to purchase a share of Class A common stock, par value $0.001 per share, of FCB (the “FCB Class A common stock”), that was outstanding immediately prior to the effective time of the Merger was converted into a warrant (a “Synovus warrant”) to purchase (i) the same amount and kind of securities, cash or property as the holder of such FCB warrant would have been entitled to receive upon the consummation of the Merger if such holder had exercised such FCB warrant immediately prior to the Merger (which, for the avoidance of doubt, shall equal that number of whole shares of our common stock, par value $1.00 per share, (rounded down to the nearest whole share) equal to the product of (A) the total number of shares of FCB Class A common stock subject to such FCB warrant immediately prior to the effective time of the Merger multiplied by (B) an exchange ratio of 1.055) (ii) at an exercise price as set forth in such FCB warrant, in each case in accordance with the terms of such FCB warrant applicable immediately prior to the effective time of the Merger.  The Synovus warrants expire on November 12, 2019.

This prospectus relates to up to 912,670 shares of our common stock, par value $1.00 per share, which are issuable upon the exercise of outstanding Synovus warrants.

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus other than proceeds from the exercise of the Synovus warrants whose underlying shares of common stock are covered by this prospectus.

Our common stock is traded on the New York Stock Exchange under the trading symbol “SNV.”

Any securities offered by this prospectus and any accompanying prospectus supplement will be equity securities and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Investing in our securities involves risks. You should refer to and consider the information included in the section titled “Risk Factors” beginning on page 4 of this prospectus and the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2019

Unless the context otherwise requires, references in this prospectus to “Synovus,” “the Registrant,” “we,” “us” and “our” refer to Synovus Financial Corp. and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q and our financial statements and the notes thereto incorporated by reference into this prospectus, before making an investment decision.

SYNOVUS FINANCIAL CORP.

Synovus Financial Corp. is a financial services company and a registered bank holding company under the Bank Holding Company Act, headquartered in Columbus, Georgia. Through its wholly-owned subsidiary, Synovus Bank, the company provides commercial and retail banking services, including private banking, treasury management, wealth management, premium finance and international banking. Synovus also provides mortgage services, financial planning and investment advisory services through its wholly-owned subsidiaries, Synovus Mortgage, Synovus Trust and Synovus Securities, as well as its GLOBALT and Creative Financial Group divisions. Synovus Bank is a Georgia state-chartered bank and a member of the Federal Reserve System and is positioned in some of the highest growth markets in the Southeast, with, following completion of the Merger, 300 branches in Georgia, Alabama, South Carolina, Florida and Tennessee.

Our relationship-centered, community-committed model positions Synovus Bank to be the one people think of first for all of their financial service needs.  We deliver a differentiated, personal and capable customer experience, allowing us to seamlessly deliver financial solutions and value-added advice.  Moreover, we strive to strengthen and lead the communities we serve.  Through the investment of dollars and volunteer hours, as well as our thought leadership in innovation and economic development, we are committed to improving the markets in our footprint.  Lastly, we foster a high-performing, inclusive and rewarding workplace.  Our team of exceptional and specialized talent, combined with our people-first culture, differentiates us in the marketplace.  For all these reasons, we believe we are well positioned to continue to grow and prosper, and to take advantage of the opportunities that exist in our attractive footprint.

We were incorporated under the laws of the State of Georgia in 1972. Our principal executive offices are located at 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901, and our telephone number at that address is (706) 649-2311. Our common stock is traded on the New York Stock Exchange under the symbol “SNV.”

Warrants

On January 1, 2019, pursuant to the Merger Agreement, Merger Sub merged with and into FCB, with FCB as the surviving corporation.  Immediately following the Merger, FCB, as the surviving corporation of the Merger, merged with and into Synovus, with Synovus as the surviving corporation.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each FCB warrant to purchase a share of FCB Class A common stock that was outstanding immediately prior to the effective time of the Merger was converted into a Synovus warrant to purchase (i) the same amount and kind of securities, cash or property as the holder of such FCB warrant would have been entitled to receive upon the consummation of the Merger if such holder had exercised such FCB warrant immediately prior to the Merger (which, for the avoidance of doubt, shall equal that number of whole shares of our common stock (rounded down to the nearest whole share) equal to the product of (A) the total number of shares of FCB Class A common stock subject to such FCB warrant immediately prior to the effective time of the Merger multiplied by (B) an exchange ratio of 1.055) (ii) at an exercise price as set forth in such FCB warrant, in each case in accordance with the terms of such FCB warrant. Except as described in the foregoing, each Synovus warrant has and is subject to substantially the same terms and conditions as applied to the FCB warrants immediately prior to the effective time of the Merger. The Synovus warrants expire on November 12, 2019.

THE OFFERING

Issuer	Synovus Financial Corp.

Common stock offered	912,670 shares of common stock, par value $1.00 per share, issuable upon the exercise of the Synovus warrants.

Use of proceeds
We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus other than proceeds from the exercise of the Synovus warrants whose underlying shares of common stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

Risk factors	See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NYSE symbol	“SNV”

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements made or incorporated by reference in this prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to Synovus’ beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond Synovus’ control and which may cause Synovus’ actual results, performance or achievements, or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this document. Many of these factors are beyond Synovus’ ability to control or predict. These factors include, but are not limited to:

•	the risk that competition in the financial services industry may adversely affect our future earnings and growth;

•	the risk that we may not realize the expected benefits from our efficiency and growth initiatives, which could negatively impact our future profitability;

•	the risk that our current and future information technology system enhancements and initiatives may not be successfully implemented, which could negatively impact our operations;

•	the risk that our enterprise risk management framework may not identify or address risks adequately, which may result in unexpected losses;

•
the risk that our allowance for loan losses may prove to be inadequate or may be negatively affected by credit risk exposures, and the risk that we may be unable to obtain full payment in respect of any trade or other receivables;

•	the risk that any future economic downturn could have a material adverse effect on our capital, financial condition, results of operations and future growth;

•
changes in the interest rate environment, including changes to the federal funds rate, and competition in our primary market area may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income;

•	our ability to attract and retain key employees;

•	the risk that we may be required to make substantial expenditures to keep pace with regulatory initiatives and the rapid technological changes in the financial services market;

•
risks related to our reliance on third parties to provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and risks related to disruptions in service or financial difficulties of a third-party vendor;

•
risks related to the ability of our operational framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could among other things, result in a breach of operating or security systems as a result of cyber attacks or similar acts;

•
our ability to identify and address cyber-security risks such as data security breaches, malware, "denial of service" attacks, "ransomware", "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage of our systems, increased costs, significant losses, or adverse effects to our reputation;

•
the impact of recent and proposed changes in governmental policy, laws and regulations, including proposed and recently enacted changes in the regulation of banks and financial institutions, or the interpretation or application thereof and the uncertainty of future implementation and enforcement of these regulations;

•	the risk that federal tax reform could have an adverse impact on our business or our customers, including with respect to demand and pricing for our loan products;

•	the risk that we could realize losses if we sell non-performing assets and the proceeds we receive are lower than the carrying value of such assets;

•
the risk that we may be exposed to potential losses in the event of fraud and/or theft, or in the event that a third-party vendor or obligor fails to pay amounts due to us under that relationship or under any arrangement that we enter into with them;

•
the risk that we may not be able to identify suitable acquisition targets or strategic partners as part of our growth strategy, and even if we are able to identify suitable acquisition counterparties, we may not be able to complete such transactions on favorable terms, if at all, or successfully integrate acquired bank or nonbank operations into our existing operations or realize anticipated benefits from such transactions;

•
the impact on our financial results, reputation, and business if we are unable to comply with all applicable federal and state regulations or other supervisory actions or directives and any necessary capital initiatives;

•	the risks that if economic conditions worsen or regulatory capital rules are modified, we may be required to undertake initiatives to improve our capital position;

•	changes in the cost and availability of funding due to changes in the deposit market and credit market;

•
restrictions or limitations on access to funds from historical and alternative sources of liquidity could adversely affect our overall liquidity, which could restrict our ability to make payments on our obligations and our ability to support asset growth and sustain our operations and the operations of Synovus Bank;

•	our ability to receive dividends from our subsidiaries could affect our liquidity, including our ability to pay dividends or take other capital actions;

•
risks related to regulatory approval to take certain actions, including any dividends on our common stock or Series D Preferred Stock, any repurchases of common stock or any issuance or redemption of any other regulatory capital instruments, as well as any applications in respect of expansionary initiatives;

•
risks related to recent and proposed changes in the mortgage banking industry, including the risk that we may be required to repurchase mortgage loans sold to third parties and the impact of the “ability to pay” and “qualified mortgage” rules on our loan origination process and foreclosure proceedings;

•	the costs and effects of litigation, investigations, inquiries or similar matters, or adverse facts and developments related thereto;

•	risks related to fluctuations in our stock price;

•	the effects of any damages to our reputation resulting from developments related to any of the items identified above; and

•
other factors and other information contained in this prospectus and in other reports and filings that we make with the SEC under the Exchange Act, including, without limitation, those found in “Part I –Item 1A. – Risk Factors” of Synovus’ Annual Report on Form 10-K, which are incorporated by reference into this prospectus.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I — Item 1A. Risk Factors” and other information contained in Synovus’ Annual Report on Form 10-K and our other periodic filings, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that we file from time to time with the SEC and are incorporated by reference into this prospectus. All written or oral forward-looking statements that are made by or are attributable to Synovus are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. Synovus undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus other than proceeds from the exercise of the Synovus warrants whose underlying shares of common stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the warrants will be exercised.

PLAN OF DISTRIBUTION

We are registering an aggregate of 912,670 shares of our common stock which are issuable upon the exercise of outstanding Synovus warrants.

Pursuant to the terms of the warrants, shares of our common stock will be issued to warrant holders that elect to exercise their warrants and provide payment of the exercise price. We do not know if or when any of the warrants will be exercised. We also do not know whether any of the shares of our common stock acquired upon exercise of any warrants will subsequently be resold. We are not using an underwriter or agent in connection with this offering.

DESCRIPTION OF CAPITAL STOCK

The description of our common stock, par value $1.00 per share, contained under the heading “Description of Synovus Capital Stock” in our registration statement on Form S-4, as amended (No. 333-227367), filed with the SEC in connection with the Merger is incorporated by reference herein.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Synovus as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of FCB as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountant upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•
those portions of the Definitive Proxy Statement on Schedule 14A filed on March 16, 2018 in connection with our 2018 annual meeting of shareholders that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018;

•
Current Reports on Form 8-K filed on February 9, 2018, April 9, 2018, May 1, 2018, June 7, 2018, June 15, 2018, June 21, 2018, July 2, 2018, July 24, 2018 (filed pursuant to Items 8.01 and 9.01), July 25, 2018, July 25, 2018, July 27, 2018, October 15, 2018, November 29, 2018, December 3, 2018, December 7, 2018, December 12, 2018 and January 2, 2019;

•
the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on December 17, 2008, including any amendment or report filed with the SEC for the purpose of updating this description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. In case of a conflict or inconsistency between information contained in this prospectus and any accompanying prospectus supplement and information incorporated by reference into this prospectus and any accompanying prospectus supplement, you should rely on the information that was filed later.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to:

Director of Investor Relations
Synovus Financial Corp.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
(706) 649-2311

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities covered by this prospectus, you should refer to the registration statement and to its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of such documents, you should obtain the documents yourself by following the procedures described above or in the following paragraph.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site (http://www.sec.gov). Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SNV,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is http://www.synovus.com. All Internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

Prospectus

January 2, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the offer and sale of the securities being registered. All amounts are estimates except the registration fee.

SEC registration fee	$0
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Printing and miscellaneous fees and expenses	2,000
Total	72,000

Synovus will pay all of the above fees and expenses. All expenses are estimated.

Item 15.          Indemnification of Directors and Officers.

Georgia Business Corporation Code

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code, or “GBCC,” provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

In addition, Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.

Pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduft set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC.

Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Section 14-2-858 of the GBCC permits us to purchase and maintain insurance on behalf of our directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether we would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Synovus’ Articles of Incorporation and Bylaws; Insurance

In accordance with Article VIII of the Synovus bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of Synovus shall be indemnified and held harmless by Synovus from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (i) because he or she is or was a director, officer, employee, or agent of Synovus; (ii) because he or she is or was serving at the request of Synovus as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (iii) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (A) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (B) with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Pursuant to Article VIII of the Synovus bylaws, reasonable expenses incurred in any proceeding shall be paid by Synovus in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Synovus, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

The provisions of Article VIII cover current and future proceedings and are retroactive to cover past acts or omissions or alleged acts or omissions. In the event of death of any person having a right of indemnification or advancement of expenses under Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and Synovus has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

Synovus carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of Synovus for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.          Exhibits.

The exhibits listed below are filed or incorporated by reference as part of this registration statement.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Synovus, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Synovus (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 29, 2014).

4.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of Synovus (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2014).

4.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of Synovus (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 21, 2018).

4.5	Bylaws, as amended, of Synovus (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2010).

4.6	Specimen Physical Stock Certificate of Synovus (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2014).

4.7
Form of Warrant Certificate (incorporated by reference to Exhibit 10.4 of the Form S-1/A Registration Statement of FCB Financial Holdings, Inc. filed with the Commission on July 22, 2014 (Registration No. 333-196935)).

5.1*	Opinion of Opinion of Alston & Bird LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Alston & Bird LLP (included in exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item 17.          Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933  and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-4 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on January 2, 2019.

SYNOVUS FINANCIAL CORP.

By:	/s/ Kevin S. Blair
Name:	Kevin S. Blair
Title:	Senior Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-4 on Form S-3 has been signed by the following persons in the capacities indicated below on January 2, 2019.

Signature	Title	Date

/s/ Kessel D. Stelling Jr.	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	January 2, 2019
Kessel D. Stelling Jr.

/s/ Kevin S. Blair	Senior Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer (Principal Financial Officer)	January 2, 2019
Kevin S. Blair

/s/ Jill Hurley	Chief Accounting Officer (Principal Accounting Officer)	January 2, 2019
Jill Hurley

*	Director	January 2, 2019
Catherine A. Allen

*	Director	January 2, 2019
Tim E. Bentsen

*	Director	January 2, 2019
Stephen T. Butler

*	Director	January 2, 2019
F. Dixon Brooke Jr.

*	Director	January 2, 2019
Elizabeth W. Camp

*	Director	January 2, 2019
Diana M. Murphy

Signature	Title	Date

*	Director	January 2, 2019
Jerry W. Nix

*	Director	January 2, 2019
Harris Pastides

*	Director	January 2, 2019
Joseph J. Prochaska Jr.

*	Director	January 2, 2019
John L. Stallworth

*	Director	January 2, 2019
Dr. Melvin T. Stith

*	Director	January 2, 2019
Barry L. Storey

*	Director	January 2, 2019
Philip W. Tomlinson

* By:	/s/ Kevin S. Blair
Kevin S. Blair (Attorney-in-Fact) Pursuant to Powers of Attorney